FORM T-1

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

  Statement of Eligibility Under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ______

                FIRST TRUST NATIONAL ASSOCIATION
       (Exact name of trustee as specified in its charter)

                           91-1587893
               (I.R.S. Employer Identification No.)

601 UNION STREET, SUITE 2120, SEATTLE, WA                  98101
(Address of principal executive offices)                (Zip code)

                     SUMMIT SECURITIES, INC.
       (Exact name of obligor as specified in its charter)

            IDAHO                                  82-0438135
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                 Identification No.)

929 WEST SPRAGUE AVENUE, SPOKANE, WA  (509) 838-3111       99201
(Address & phone no. of principal executive offices)    (Zip code)

                     INVESTMENT CERTIFICATES
               (Title of the indenture securities)

1. General information. Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency, Washington D.C. 20521.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

      No such affiliation exists with the trustee, First Trust National Association.

3. Voting securities of the trustee. Furnish the following information as to each class of voting securities of the trustee:

                    As of December 1, 1997
                Col. A                       Col. B
            Title of class             Amount outstanding
            ______________             __________________
            Common Stock               1,000 Shares

4. Trusteeships under other indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

      (a)   Title of securities outstanding under each such other indenture:

            None.

      (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

            Not applicable.

5. Interlocking directories and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

      None.

6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:

                       As of December 1, 1997
   Col. A              Col. B             Col. C               Col. D
                                                           Percentage of
                                                               voting
                                                             securities
                                                           represented by
                                       Amount owned         amount given
Name of owner      Title of class      beneficially          in Col. C
_____________      ______________      ____________        ______________
None.

7. Voting securities of the trustee owned by underwriters or their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

                       As of December 1, 1997
   Col. A              Col. B             Col. C               Col. D


                                                           Percentage of
                                                               voting
                                                             securities
                                                           represented by
                                       Amount owned         amount given
Name of owner      Title of class      beneficially          in Col. C
_____________      ______________      ____________        ______________
None.

8. Securities of the obligor owned or held by the trustee. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                       As of December 1, 1997
   Col. A              Col. B             Col. C               Col. D
                                        Amount owned
                                        beneficially
                    Whether the          or held as        Percentage of
                   securities are        collateral            class
                     voting or          security for       represented by
                     nonvoting         obligations in       amount given
Title of class       securities           default            in Col. C
______________     ______________      ______________      ______________
None.

9. Securities of underwriters owned or held by the trustee. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                       As of December 1, 1997
   Col. A              Col. B             Col. C               Col. D
                                        Amount owned
                                        beneficially
                                         or held as
                                         collateral        Percentage of
                                        security for           class
   Title of                            obligations in      represented by
  issuer and           Amount            default by         amount given
title of class      outstanding           trustee            in Col. C
______________     ______________      ______________      ______________
None.



10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                       As of December 1, 1997
   Col. A              Col. B             Col. C               Col. D
                                        Amount owned
                                        beneficially
                                         or held as
                                         collateral        Percentage of
                                        security for           class
   Title of                            obligations in      represented by
  issuer and           Amount            default by         amount given
title of class      outstanding           trustee            in Col. C
______________     ______________      ______________      ______________
None.

11. Ownership or holdings by the trustee of any securities of a person owning 50% or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                       As of December 1, 1997
   Col. A              Col. B             Col. C               Col. D
                                        Amount owned
                                        beneficially
                                         or held as
                                         collateral        Percentage of
                                        security for           class
   Title of                            obligations in      represented by
  issuer and           Amount            default by         amount given
title of class      outstanding           trustee            in Col. C


______________     ______________      ______________      ______________
None.

12. Indebtedness of the obligor to the trustee. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                     As of December 1, 1997
        Col. A                           Col. B                   Col. C
Nature of indebtedness             Amount outstanding            Date due
______________________             __________________            ________
None.

13.   Defaults by the obligor.

      (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

            Not applicable.

      (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

            Not applicable.

14. Affiliations with the underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

      None.

15. Foreign trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

      Not applicable.

16. List of exhibits. List below all exhibits filed as part of this statement of eligibility and qualification.

      1.    Articles of association of First Trust National Association
            (attached).

      2. Certificate of authority of First Trust National Association to commence business (attached).

      3. Authorization of the trustee to exercise corporate trust powers (attached).

      4.    Bylaws of First Trust National Association (attached).

      5.    Not applicable.

      6. Consent of First Trust National Association required by Section 321(b) of the Act (attached).

      7. Latest report of condition of First Trust National Association (attached).

      8.    Not applicable.

      9.    Not applicable.

                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First Trust National Association, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Seattle, and State of Washington, on the 1st day of December, 1997.

FIRST TRUST NATIONAL ASSOCIATION

/s/ D. Huhta

By____________________________________